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                                                                     EXHIBIT 1.2



                           PLACEMENT AGENCY AGREEMENT

                            _____________ ___, 1998

theglobe.com, inc.
31 West 21st Street
New York, NY  10010

Ladies and Gentlemen:

     This placement agency agreement (the "Agreement") outlines the terms upon which Bear, Stearns & Co. Inc. ("Bear Stearns") and Volpe Brown Whelan & Company, LLC (collectively, the "Placement Agents") are engaged by theglobe.com, inc., a Delaware corporation (the "Company"), to act as its financial advisors and exclusive placement agents in connection with the offering by the Company (the "Concurrent Offering") of up to an aggregate of _________ Shares (the "Concurrent Shares") of Common Stock, par value $.001 per share (the "Common Stock"), of the Company. The Concurrent Offering of the Concurrent Shares is registered on Registration Statement No. 333-59751 (as such Registration Statement may be amended from time to time, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by the Company with the Securities and Exchange Commission (the "Commission"). The Company will also enter into an underwriting agreement with the Placement Agents (as such underwriting agreement may be amended from time to time with the Placement Agents' consent, the "Underwriting Agreement"), as representatives of the several Underwriters to be named in Schedule I thereto (collectively, the "Underwriters"), relating to the offering of Common Stock by the Underwriters (the "Initial Public Offering" and, together with the Concurrent Offering, the "Offerings"), in the form filed as Exhibit 1.1 to the Registration Statement and attached hereto as Annex A. The Initial Public Offering is also registered on the Registration Statement. To the extent designated herein, portions of the Underwriting Agreement shall be deemed to be incorporated by reference herein and form a part hereof. Notwithstanding anything else herein to the contrary, it is expressly understood and agreed that the closing of the Concurrent Offering is conditioned on the occurrence of the Closing Date. All capitalized terms not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.
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SERVICES

        1. The Company hereby appoints the Placement Agents as the Company's exclusive placement agents in connection with the Concurrent Offering and, subject to the terms and conditions contained or incorporated by reference herein, the Placement Agents hereby accept such appointment.

        2. The Placement Agents agree to provide advisory services to the Company as to the structure of the Concurrent Offering. Except as specifically set forth herein, the Placement Agents do not assume any additional duties or responsibilities with respect to the Concurrent Offering and no other duties shall be implied from this Agreement. The Company acknowledges that purchasers of the Concurrent Offering are not, and will not be treated as, "customers" of the Placement Agents for purposes of the rules of the National Association of Securities Dealers, Inc. (the "NASD") and that the Placement Agents shall have no responsibility for the performance or non-performance of any purchaser in the Concurrent Offering or for the performance or non-performance of the Company.

        3. The Company hereby makes to the Placement Agents the representations, warranties and covenants set forth in Sections 1 and 4 of the Underwriting Agreement.

        4. The Company agrees with the Placement Agents to provide the Placement Agents with such copies of the Registration Statement, Prospectus, any preliminary prospectus and such other documents and instruments as the Placement Agents may reasonably request; and

        5. [CONFORM TO ANY CHANGES TO BE MADE TO THE UNDERWRITING AGREEMENT.] Whether or not the transactions contemplated in the Underwriting Agreement or in this Agreement are consummated, or the Underwriting Agreement or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including the Underwriting Agreement, this Agreement, the Agreement Among Underwriters [and the Selling Agreement]) and all other documents related to the public offering of the Concurrent Shares (including those supplied to the Underwriters and the Placement Agents in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the

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Concurrent Shares to the Placement Agents, including any transfer or other taxes payable thereon, (iii) the qualification of the Concurrent Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Placement Agents and such counsel's disbursements in relation thereto, (iv) quotation of the Concurrent Shares on the National Association of Securities Dealers Automated Quotation system ("Nasdaq"), (v) filing fees of the Commission and the NASD; (vi) the cost of printing certificates representing the Concurrent Shares, (vii) the cost and charges of any transfer agent or registrar, and
(viii) all other costs and expenses incident to the performance of its obligations hereunder and the Subscription Agreements which are not otherwise provided for in this Section.

        6. The obligations of the Placement Agents hereunder and the closing of the sale of the Concurrent Shares in the Concurrent Offering (the "Concurrent Time of Delivery") shall be subject to the satisfaction of the conditions set forth in Section 6 of the Underwriting Agreement. Furthermore, (i) the Concurrent Time of Delivery shall be conditioned upon the occurrence of the Closing Date, (ii) the obligations of the Placement Agents hereunder shall be conditioned upon resolution to the reasonable satisfaction of the Placement Agents of all legal and regulatory issues related to the Concurrent Offering and
(iii) if the Concurrent Offering is not consummated for all the proposed shares, the shares of Common Stock not sold to the Concurrent Purchasers will not be offered to the purchasers of the Initial Public Offering. For purposes of this
Section 6, all references to "Placement Agents" and "Firm Shares" in the introductory paragraph of Section 6 of the Underwriting Agreement shall be deemed to refer to the Placement Agents and Concurrent Shares, respectively. Also for purposes of this Section 6, (a) the opinions of (i) Fried, Frank, Harris, Shriver & Jacobson, (ii) Cooley Godward LLP and (iii) Morrison & Foerster LLP, (b) the letter or letters of KPMG Peat Marwick, LLP and (c) the certificates of officers of the Company (provided for in Section 6(e) of the Underwriting Agreement), shall each also be addressed and furnished to the Placement Agents at the Concurrent Time of Delivery and all references in
Section 6 of the Underwriting Agreement to "as you may reasonably require," "as you may reasonably request," "satisfactory to you," "reasonably satisfactory in form and substance to you" or similar language shall be deemed to refer to a determination by the Placement Agents.

PROCEEDS AND FEES

        7. All proceeds of the Concurrent Offering will be paid directly to the Company and will be segregated in a separate non-interest bearing account established by the Company and pending the consummation of the Concurrent Offering. As compensation for their services under this Agreement, the Placement Agents will receive

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at the Concurrent Time of Delivery a fee (the "Placement Fee") from the
Company of ____ of the amount equal to Initial Public Offering Price less the underwriting discount and commissions to be paid to the Placement Agents in the Underwritten Offering, multiplied by the number of Shares sold in the Concurrent Offering, by wire transfer in immediately available funds to a bank account or accounts designated by the Placement Agents. Payment of such Placement Fee shall be a condition of the Concurrent Time of Delivery. In the event the Concurrent Offering is (i) terminated by the Placement Agents because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or (ii) not consummated by the closing date of the Initial Public Offering, the Concurrent Offering will be terminated and all payments made by the Concurrent Purchasers in connection with the Concurrent Offering will be promptly returned, and the Company agrees to reimburse the Placement Agents for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

INDEMNIFICATION [CONFORM WITH ANY CHANGES TO BE MADE TO THE UNDERWRITING AGREEMENT]

        8. (a) The Company agrees to indemnify and hold harmless each of the Placement Agents and each person, if any, who controls any of the Placement Agents within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Concurrent Shares and the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable
                        --------  -------
in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on

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behalf of any of the Placement Agents through you expressly for use therein.
This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

          (b) Promptly after receipt by an indemnified party under subsection
(a) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

CONTRIBUTION  [CONFORM TO CHANGES IN UNDERWRITING AGREEMENT]

        9. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Placement Agents shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims

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asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Placement Agents, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Placement Agents may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Placement Agents from the offering of the Concurrent Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Placement Agents in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Placement Agents shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Placement Agents, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Placement Agents shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, (i) in no case shall any Placement Agent be liable or responsible for any amount in excess of the underwriting discount applicable to the Concurrent Shares purchased by such Placement Agent hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 9 and the preceding sentence, no Placement Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Concurrent

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Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 9, each person, if any, who controls a Placement Agent within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Placement Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; rovided, however, that such consent was not unreasonably withheld.
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OTHER

        10. The Company represents and warrants that no person or organization other than the Placement Agents are, as a result of any action by the Company, entitled to compensation for services as a finder, broker, placement agent or investment banker in connection with the Concurrent Offering.

        11. This Agreement shall be deemed to be effective as of the date hereof and the term of this engagement shall be from the date hereof until the earlier of (i) termination of the Concurrent Offering, and (ii) the completion of the Offerings. Notwithstanding the foregoing, if at any time the Company violates any of its covenants and agreements contained herein or if any of the conditions set forth in Section 6 are not satisfied, the Placement Agents shall have the right to terminate their obligations hereunder upon prior notice to the Company. In the event of any termination of this Agreement or if for any reason the Concurrent Offering is terminated, the Company shall be responsible for (i) the reimbursement of all fees, disbursements, costs and expenses, as provided in
Section 5, and (ii) its obligations arising under Sections 8 and 9.

        12. The Company agrees that the Placement Agents shall have the right to advertise their participation in the Concurrent Offering in "tombstone" or other

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appropriate financial advertisements in newspapers, magazines, trade periodicals or other publications.

        13. The invalidity or unenforceability of any provision of this Agreement shall in no way offset the validity or enforceability of any other provision. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of New York. The terms and provisions of this Agreement are solely for the benefit of the Company and the Placement Agents and the other indemnified parties and their respective successors, assigns, heirs and personal representatives, and no other person shall acquire or have any right by virtue of this letter.

        14. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Placement Agents shall be delivered or sent by mail, telex or facsimile transmission to: in the case of the Placement Agents to Bear, Stearns & Co. Inc., 245 Park Avenue, 18th Floor, New York New York 10167; and in the case of the Company to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        15. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                                *      *      *

        Please confirm that the terms described herein are in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter.

                              Very truly yours,

                              BEAR, STEARNS & CO. INC.


                              By:______________________________
                              Title:___________________________


                              VOLPE BROWN WHELAN & COMPANY, LLC


                              By:______________________________
                              Title:___________________________

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AGREED AND CONFIRMED:

theglobe.com, inc.


By:______________________________
Title:_____________________________

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                                    ANNEX A


                    [Attach form of Underwriting Agreement]